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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [ ]    Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]   Definitive Proxy Statement

[X]    Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Rule 14a-12

                               CLARUS CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                WARREN B. KANDERS
                                BURTT R. EHRLICH
                                NICHOLAS SOKOLOW
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:






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 Investment Analyst Says Election of Kanders Nominees Is Key Component in Their
                                  'Buy' Rating

               Stockholders Are Urged to Fax the Green Proxy Today

GREENWICH, Conn., May 20 /PRNewswire/ -- Warren B. Kanders, Burtt R. Ehrlich and Nicholas Sokolow (the "Kanders Nominees") who collectively own 5.6% of the outstanding common stock of Clarus Corporation (Nasdaq: CLRS) announced today that Hotovec Pomeranz & Co., an independent investment analyst and member of the National Association of Securities Dealers, CRD number 41178, in its May 16, 2002 report initiating coverage of Clarus with a "Buy" rating, stated:

         "Our recommendation is supported by three factors: (1) a growing need for financial settlement software as online business-to- business commerce builds, (2) a valuation of 20% discount to its net cash, and
         (3) THE POSSIBILITY THAT BOARD SUPERVISION OF THE PRESENT MANAGEMENT TEAM WILL BE SHORTLY ENHANCED [by the Kanders Nominees]." (Emphasis added).

The Hotovec Pomeranz report continued: " ... to the extent Kanders et al. succeed in winning three of the seven board seats, they will serve for the time being only AS STRONG OVERSIGHT OF PRESENT MANAGEMENT AND WORKING IN THE INTERESTS OF OUTSIDE SHAREHOLDERS." (Emphasis added).

         The report concluded:

         "Consequently, ASSUMING GREATER OUTSIDE SHAREHOLDER BOARD OVERSIGHT IS ESTABLISHED, we initiate coverage of Clarus with a buy rating,... "* (Emphasis added).

Commenting on the report, Mr. Kanders stated: "Hotovec Pomeranz clearly recognizes the importance of the election of the Kanders Nominees to serve as both watchdogs of management and the necessary catalyst to creating value and returning it to stockholders. If you have not yet voted or even if you have previously voted the white proxy card, IT IS NOT TOO LATE TO VOTE THE GREEN PROXY AND PROTECT YOUR INTEREST. SIGN, DATE AND FAX YOUR GREEN PROXY CARD NOW!"

TO ASSURE THAT YOUR VOTE WILL BE ACCURATELY REPRESENTED AT THE CLARUS STOCKHOLDER MEETING TOMORROW, THE KANDERS NOMINEES URGE YOU TO SIGN, DATE AND FAX THE GREEN PROXY CARD BY 6:00 P.M. NEW YORK TIME TODAY!

TO: MACKENZIE PARTNERS, INC.
ATT: ROBERT SANDHU
FAX: (212) 929-0308



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If you need assistance in voting or have any questions, please call toll free:
(800) 322-2885.

Messrs. Kanders, Ehrlich and Sokolow have filed a definitive proxy statement (the "proxy statement") with the Securities and Exchange Commission (the "Commission"). Please read the proxy statement carefully because it contains important information, including information regarding Messrs. Kanders, Ehrlich and Sokolow. You may obtain a free copy of this press release and the proxy statement at the Commission's website at http://www.sec.gov. A free copy of this press release and the proxy statement may also be obtained from MacKenzie Partners, Inc. at 105 Madison Avenue, New York, NY 10016, toll free telephone number: (800) 322-2885.

* We have neither sought nor obtained permission to quote from the report of Hotovec Pomeranz & Co.